Exhibit 6.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Consignment Agreement

[***] Consignee Company	[***]

Consignor	Masterworks Gallery, LLC as agent for Masterworks Cayman, SPC, acting on behalf of its Gallery Segregated Portfolio 1 World Trade Center 57th Floor New York, NY 10007, United States (the “Consignor”)

Consignor’s role	Consignor owns the work

Artwork details	Jean-Michel Basquiat Job Analisis 1983 Acrylic and oilstick on canvas 55 3/4 x 73 7/8 in. | (141.5 x 187.5 cm) [***] (the “Artwork”)

Original invoice details	N/A

Commercial terms	Net price to Consignor: [***] (“Net Price”)

Exclusivity period	22 September – 7 November 2026 (“Exclusivity Period”)

Current location	New York

Condition report	To be organised and paid by [***] once in [***]’s care

Any known and agreed conservation, framing or refabrication	N/A

Collection / delivery / return

[***] will collect the Artwork from your designated premises in New York at its cost.

[***] to return the Artwork to the original address in New York if unsold at the end of the Exclusivity Period at [***]’s cost.

Deinstall / packing / crating	N/A

Insurance	[***] to insure the Artwork while in its care

Full legal name on bank account for payment of proceeds	Masterworks Gallery, LLC

Special terms or any variations to the General Terms of Consignment

You acknowledge and agree that [***] may market the Artwork to identified prospective purchasers as it deems appropriate subject to the following: (a) [***] shall not publicly display the Work or advertise the Artwork on any website; and (b) any digital or print marketing featuring the Artwork shall be subject to your prior written approval (which shall not be unreasonably withheld).

Clause 8.2 of the General Terms of Consignment is amended to reflect that [***] shall pay you the Net Price within five (not fourteen) business days of receiving the sales price in full from the Buyer.

Notwithstanding Clause 2.2 and 4.1 of the General Terms of Consignment, [***]’s commission on the sale of the Artwork (being the amount by which the sale price exceeds the Net Price) shall not exceed [***] of the Net Price.

For the avoidance of doubt, nothing in clause 13.1 of the General Terms of Consignment shall prevent Masterworks Gallery LLC from disclosing the terms of this Agreement and or file this agreement with the United States Securities Exchange Commission. Masterworks Gallery LLC will use best efforts to redact sensitive pricing information and such disclosures shall only be made to the extent required to comply with applicable securities laws.

[***] shall provide a Certificate of Insurance naming you as loss payee prior to collection of the Artwork.

The main commercial terms are covered in the consignment schedule above (the “Schedule”), but this consignment is also subject to the General Terms of Consignment continued below (together, the “Agreement”).

Please sign below to confirm your acceptance of the terms of this Agreement.

[***]

For and on behalf of [***]

Name:	[***]	Date:	[***]

/s/ Mariya Golovina
For and on behalf of Masterworks Gallery, LLC

Name:	Mariya Golovina	Date:	09/22/2026

General Terms of Consignment

1.	Parties

1.1.	“[***]”, “we”, “our” or “us” refers to the relevant [***] company identified in the Schedule.

1.2.	If the Consignor owns the Artwork, “you” and “your” refers to the Consignor named in the Schedule. If two or more entities are named as the Consignor, “you” and “your” refers to these entities acting jointly and severally. If the Consignor acts as agent for the owner(s) of the Artwork (the “Owner”), “you” and “your” refers to the Consignor and the Owner acting jointly and severally.

2.	Exclusivity, Price and Term

2.1	[***] will have the exclusive right to market and sell the Artwork as your agent to a buyer (the “Buyer”) and is permitted to invoice the Artwork through any of its affiliated entities.

2.2	Unless agreed otherwise, [***] will set the price, provided that you will receive the Net Price set out in the Schedule.

2.3	[***] is responsible for collecting any sales tax, VAT or artist resale royalty due on the sale of the Artwork and remitting such sums to the relevant authorities.

2.4	The Exclusivity Period may be extended if you and [***] both agree in writing. Provided [***]’s invoice is issued before the end of the Exclusivity Period, [***] may grant the Buyer up to thirty days to make payment of the sale price in full to [***] after the end of the Exclusivity Period.

3.	Your Representations and Undertakings

3.1.	You represent to us and to the Buyer that:

(a)	the person signing this Agreement is duly authorised to do so;
(b)	either (i) the Consignor is the sole legal and beneficial owner of the Artwork or (ii) the Consignor has disclosed to [***] that it acts as agent for the Owner and the Owner is the sole legal and beneficial owner of the Artwork;
(c)	if you are acting as agent for the Owner, you are authorised directly by the Owner to sell the Artwork on the Owner’s behalf and to delegate your authority to sell the Artwork to [***];
(d)	if [***] sold you the Artwork, it is the same work sold to you pursuant to the invoice set out on the first page of this Agreement;
(e)	If [***] did not sell you the Artwork, it is an authentic work by the artist named above;
(f)	you have the authority to sell the Artwork and to transfer to the Buyer full legal and beneficial ownership in the Artwork;
(g)	the Artwork is free and clear of any and all liens, claims, mortgages, security interests or other encumbrances held by any person;
(h)	the Artwork will be released to [***] in good and sellable condition or as described in any condition report provided to [***] prior to release and you have notified [***] in writing of any damage, repair, restoration or alteration to the Artwork of which you are aware;
(i)	all information shared with us about the Artwork is accurate to the best of your knowledge;
(j)	you do not have any knowledge or reasonable grounds to suspect any claim or any circumstances which are likely to give rise to a claim in respect of the Artwork;
(k)	any and all taxes due on the Artwork have been paid; and
(l)	the Artwork has been lawfully and permanently exported as required by the laws of any country in which it has been located; required declarations upon the export and import of the Artwork have been completed fully and accurately and any duties and taxes on the export and import of the Artwork have been paid.

3.2	You undertake to:

(a)	if requested by [***] on the first page of this Agreement, commission a condition report prepared by an independent conservator or restorer approved by [***] in advance;
(b)	if a certificate of authenticity has been issued for the Artwork, deliver the original to [***] upon a sale of the Artwork by [***]; and
(c)	share with [***] all information in your knowledge, possession or control concerning the Artwork, including information about its condition, provenance, authenticity and VAT status.

3.3	The above representations and undertakings are conditions of this Agreement and will be deemed to have been made at the date of this Agreement and up to and including the date that title to the Artwork transfers to the Buyer.

3.4	If you act as agent for the Owner, you and the Owner accept joint and several liability for all representations and undertakings in this Agreement.

4.	Sales Commission

4.1	If we sell the Artwork, we will take a commission for our services from the sales proceeds (the “Commission”). If the Commission is not set out in the Schedule, [***] shall be entitled to keep all sales proceeds in excess of the Net Price.

4.2	You acknowledge and agree that the Net Price is set by you and you are satisfied after due consideration that it is a fair market price for the Artwork.

4.3	If you act as agent for the Owner, you represent to [***] that the Owner has expressly acknowledged and agreed to, the terms of this clause 4, and that if the Owner has agreed to pay you a commission on the sale of the Artwork, the Owner understands they will receive the Net Price less your commission.

5.	Title

We will offer and sell the Artwork as your agent. Accordingly, if the Artwork is sold, title to the Artwork will pass directly from the Consignor or Owner to the Buyer upon receipt of the full purchase price by [***] in cleared funds.

6.	Condition, Delivery and Collection

6.1	[***] will take possession of the Artwork and, if unsold, return it to your care as set out in the Schedule.

6.2	If you have already shared a condition report with [***], you confirm that, on release to [***], the Artwork will be in the condition documented in such condition report. If there is no existing condition report for the Artwork prior to release to [***] (or if the condition report provided to [***] does not reflect the Artwork’s condition at the time of release), it will be deemed to have been released in the condition in which it is condition reported by [***] following release. [***] shall promptly notify you of any discrepancy between the condition report you provided prior to release of the Artwork to [***] and any condition report carried out by [***] following release.

6.3	Any reframing, refabrication or restoration that is agreed between the parties at the point of executing this agreement is set out in the Schedule. If any subsequent condition report carried out by [***] following release of the Artwork to [***] recommends that reframing, refabrication or restoration of the Artwork is necessary to sell the Artwork, any such reframing, refabrication or restoration will be at your cost if you wish to proceed with the sale. [***] shall not carry out any restoration or refabrication of the Artwork without your consent.

6.4	Any costs that were incurred by [***] for which you are liable under the terms of this Agreement must be settled in full prior to [***]’s release of the Artwork back to your care if the Artwork is unsold at the end of the Exclusivity Period.

7.	Liability for Loss and Damage

7.1.	Subject to clauses 7.3 and 7.4 below, [***] will assume liability for loss and damage to the Artwork from the date of release to us until (i) if the Artwork is sold, risk of loss or damage to the Artwork passes to the Buyer or (ii) if the Artwork remains unsold, the time when the Artwork is collected by or returned to you.

7.2.	If any loss or damage occurs to the Artwork whilst the liability of loss and damage is borne by [***], we will compensate you by paying you a sum which will not exceed the Net Price. Neither we nor our insurers will be responsible for loss and damage to the Artwork caused directly or indirectly by any of the fine art insurance industry standard excluded risks, a copy of which is available on request.

7.3.	Liability for loss or damage will be assumed by us as provided under this clause 7, unless prior to release of the Artwork to us, you notify us in writing that the Artwork is and will be insured by you, in which case (i) the risk of loss or damage to the Artwork will be carried solely by you, (ii) you hereby waive any claim you may have against us for any loss or damage to the Artwork whilst in our possession or control, and (iii) you provide us in a form acceptable to us in our reasonable discretion (A) a certificate of insurance for all risks nail to nail cover for the Artwork from a highly rated insurer naming us as additional loss payee and (B) a waiver of all rights and claims which you or your insurers may have against us in the event of loss of, or damage to, the Artwork, other than in circumstances where the loss or damage was caused by our fraud or wilful misconduct. If this clause 7.3 applies, you acknowledge that your sole claim in the event of loss or damage to the Artwork will be against your own insurers.

7.4.	If the Schedule states that the Artwork will remain in your care for the time being, you represent and undertake that the Artwork is insured under an ALL RISKS policy with reputable specialist fine art insurers in an amount that is no less than the Net Price and that it will continue to be so insured throughout the Exclusivity Period or, if the Artwork is moved to facilitate a sale, until it is released to [***]. You will provide [***] with a certificate of insurance on request.

8.	Payment

8.1	To enable [***] to comply with its statutory anti money laundering obligations, you will provide the documents requested by us and acknowledge that we cannot pay you any sales proceeds until our customer due diligence processes are complete. You further represent to [***] that: (a) if you are acting as agent for the Owner, the Owner is not the target of or acting on behalf of the target of any international sanctions, (b) no part of the sales proceeds will be used for any purpose that would violate applicable international sanctions; and (c) the Artwork is not the proceeds of crime or terrorist property.

8.2	If we sell the Artwork on your behalf, and on receipt of a valid invoice from you, we will wire transfer the Net Price to a bank account in your name, or as set out in the Schedule, within fourteen days of receiving the purchase price in full from the Buyer. Consignor is responsible for any bank charges charged by the Consignor’s bank to receive the funds.

8.3	[***] has no obligation to pay you if the Buyer does not pay [***]. [***] does not guarantee that payment will be received from the Buyer. [***] is under no obligation to investigate, prior to a sale, the Buyer’s ability to pay or the Buyer’s credit or payment record. [***] is under no obligation to sue or make other collection efforts if the Buyer does not pay. However, [***] will not, without your prior written consent, deliver the Artwork to the Buyer until it has received the sale price in full.

8.4	All amounts, prices, fees, expenses, commissions and charges set out in the Agreement are quoted exclusive of VAT.

9.	[***]

10.	[***]

11.	Rescission

[***] may, for a period of five years following title passing to the Buyer, rescind a sale where it reasonably believes that (i) there is merit to a third party claiming ownership of the Artwork or (ii) the Artwork is not authentic. Within fourteen (14) days of your receipt of [***]’s notice to you of rescission of the sale, you will return to [***] the full amount paid to you for the Artwork. Following receipt of such amount in full and cleared funds, [***] will return the Artwork to you.

12.	Limitation of Liability

The liability of [***] under this Agreement for any cause whatsoever will not exceed the Net Price. Neither party will be liable to the other party for any loss of profits, loss of business, loss of anticipated savings or for any special, indirect, incidental, or consequential loss, costs, damages, charges or expenses, to the fullest extent permitted by law. Without prejudice to the rest of the Agreement, no provision will be deemed to exclude or limit [***]’s liability to you in respect of any fraud or fraudulent misrepresentation made by it, or in respect of death or personal injury caused by its negligent acts or omissions.

13.	Miscellaneous

13.1	To the extent that there is any discrepancy between the terms of the above Schedule and other terms of this Agreement, the terms of the Schedule shall prevail. Save to the extent expressly set out in the Agreement, or unless compelled by order of a Court or requested by its regulator, or unless the information is already in the public domain, (i) [***] will not disclose your identity without your prior written consent, (ii) [***] will have no obligation to disclose the identity of the Buyer to you, (iii) you will keep confidential any information given to you on any Buyer or prospective buyer of the Artwork, and (iv) you and [***] will keep the terms of the Agreement confidential, provided that, where [***] represents the Artist, [***] may disclose such terms to the Artist.

13.2	[***] deals with personal data in accordance with our privacy policy at [***]. [***] uses personal data supplied by the consignor (including your principal’s personal data if you act as agent) to fulfil its obligations under this Agreement, for administrative purposes related to this consignment and to keep you informed of [***]’s activities unless you notify us otherwise. You will inform your principal if you act as agent, and maintain all consents and permissions required for us to process such information in accordance with our privacy policy unless you notify [***] otherwise. If reasonably necessary to fulfil its obligations under this agreement, you grant [***] a general authorisation to share your personal data with third parties such as shippers, storage companies and professional advisers. We also transfer your personal data within [***]’s group of companies outside the EEA.

13.3	[***] may sell the Artwork to any of its associated companies. The Agreement will be binding upon you and your heirs, executors, beneficiaries, successors and assigns (and principal if you act as agent). Neither you nor [***] may assign the Agreement without the prior written consent of the other party. Neither you nor [***] may amend or supplement any provision of the Agreement other than agreed in writing by both parties. The Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior transactions or understandings, written or oral, with respect thereto.

14.	Governing Law and Jurisdiction

[***]